FIRST AMENDMENT, dated as of August 9, 2005 (this “First Amendment”), to the Competitive Advance and Revolving Credit Facility Agreement dated as of April 20, 2004 (the “Credit Agreement”), among SOUTHWEST AIRLINES CO. (the “Company”), the Banks party thereto, JPMORGAN CHASE BANK, N.A. (f/k/a JPMorgan Chase Bank), as administrative agent (in such capacity, the “Administrative Agent”), CITICORP USA INC., as syndication agent, and BARCLAYS BANK PLC, SUNTRUST BANK and UBS AG, STAMFORD BRANCH as documentation agents. All capitalized terms used herein that are defined in the Credit Agreement and that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Company has requested that the Banks agree to amend certain provisions of the Credit Agreement;

WHEREAS, the Banks are willing to agree to the requested amendments, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

SECTION 1.   AMENDMENTS TO THE CREDIT AGREEMENT

1.1.   Amendments to Section 1.1 (Certain Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by deleting the defined terms “Applicable Margin”, “Coverage Ratio”, “Facility Fee Percentage” and “Original Termination Date” and substituting in lieu thereof the following new definitions:

“Applicable Margin” means, as of any date, in the case of Alternate Base Loans or Eurodollar Loans that are Committed Loans, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

	Applicable Margin	Applicable Margin
	for Eurodollar	for Alternate Base
Public Debt Rating	Loans that are	Loans that are
S&P/Moody’s	Committed Loans	Committed Loans
A+/A1 or better	0.19%	.00%
A/A2	0.27%	.00%
A-/A3	0.40%	.00%
BBB+/Baa1	0.50%	.00%
BBB/Baa2	0.60%	.00%
BBB-/Baa3 or below	0.80%	.00%

For purposes of determining the Applicable Margin on any date, the Public Debt Rating shall be determined as set forth in the definition of the term Public Debt Rating.

The Applicable Margin shall be increased by 0.125% at any time when the sum of the aggregate principal amount of the Loans then outstanding and of the L/C Obligations exceeds 50% of the Total Commitment; provided, that such increase shall apply to Alternate Base Loans only if pricing set forth in the lowest row in the above pricing grid is applicable.

“Coverage Ratio” means, as of any date, the ratio of (i) for the four fiscal quarter period for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.10(a) and Section 6.10(b), the Company’s and its Subsidiaries’ consolidated Adjusted Pre-Tax Income, plus Aircraft Rentals, plus consolidated Net Interest Expense, depreciation, and amortization, and minus cash dividends paid by the Company, to (ii) current maturities of Consolidated Long-Term Debt or any other Debt due within a year of the date of determination, consolidated Net Interest Expense, and Aircraft Rentals paid within such four-quarter period; provided that, for any four fiscal quarter period inclusive of the fourth quarter of 2006, there shall be excluded from clause (ii) above principal payments payable under indentures to which the Company is a party relating to aircraft financed under the Company’s 2001-1 enhanced equipment trust certificates so long as, at the last day of each fiscal quarter during such period, the sum of (x) unrestricted cash and cash equivalents (calculated in accordance with GAAP) reflected on the balance sheet associated with such Financial Statements as at such date plus (y) the available and undrawn Commitments hereunder as at such date shall not be less than $1,800,000,000.

“Facility Fee Percentage” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating
S&P/Moody’s	Percentage
A+/A1 or better	.06%
A/A2	.08%
A-/A3	.10%
BBB+/Baa1	.125%
BBB/Baa2	.150%
BBB-/Baa3 or below	.20%

For purposes of determining the Facility Fee Percentage on any date, the Public Debt Rating shall be determined as set forth in the definition of the term Public Debt Rating.

“Original Termination Date” means August 9, 2010.

1.2.   Amendment to Section 9.6 (Right of Set-off). Section 9.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 9.6 Right of Setoff. If any Event of Default shall have occurred and is continuing, each Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or Affiliate to or for the credit or the account of the Company against any and all obligations of the Company now or hereafter existing under this Agreement and the Loans held by such Bank or Affiliate, irrespective of whether or not such Bank or Affiliate shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Bank or Affiliate, but the failure to give such notice shall not affect the validity of such setoff and application. The Rights of each Bank under this Section 9.6 are in addition to the Rights and remedies (including, without limitation, other Rights of setoff) which such Bank may have.

SECTION 2.   CONDITIONS PRECEDENT

This Amendment shall become effective upon the satisfaction of the following conditions precedent (the “First Amendment Effective Date”):

2.1.   Amendment. The Administrative Agent shall have received counterparts of this First Amendment duly executed by the Company and the Banks.

2.2.   Fees. The Banks, the Administrative Agent and the Arrangers shall have received all fees required to be paid by the Company on or before the First Amendment Effective Date.

SECTION 3.   REPRESENTATIONS AND WARRANTIES.

To induce the Banks to enter into this First Amendment, the Company hereby represents and warrants to the Banks that, before and after giving effect to this First Amendment: (a) the representations and warranties made by the Company in Article V of the Credit Agreement (except the last sentence of Section 5.2 and except Section 5.5) are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations shall have been true and correct in all material respects on and as of such earlier date) and (b) no Default or Event of Default shall have occurred and be continuing as of such date. For the purposes of clause (a) above, each reference in Article V of the Credit Agreement to the “Credit Agreement” or the “Loan Papers” shall be deemed to include a reference to this First Amendment and to the Credit Agreement as amended by this First Amendment.

SECTION 4.   MISCELLANEOUS.

4.1.   Counterparts. This First Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.

4.2.   Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses in connection with the negotiation, preparation, execution and delivery of this First Amendment, including, without limitation, the reasonable fees and expenses of Simpson Thacher & Bartlett LLP.

4.3.   Continuing Effect. Except as expressly amended hereby, the Credit Agreement and the other Loan Papers shall continue to be and shall remain in full force and effect in accordance with their terms. This First Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or the other Loan Papers not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Company that would require an amendment, waiver or consent of the Banks except as expressly stated herein.

4.4.   GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.5.   Miscellaneous. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Credit Agreement, and each reference in the other Loan Papers to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment.

4.6.   New Banks; Commitments; Exiting Banks. Any party to this First Amendment that is not already a Bank shall be deemed to become a Bank for all purposes of the Credit Agreement effective on the First Amendment Effective Date, with a Commitment as of such date in the amount set forth opposite its name on the signature pages hereof (and its Facility Fee shall commence to accrue on the First Amendment Effective Date). With respect to each party to this First Amendment that is already a Bank, the amount of such Bank’s Commitment shall, effective on the First Amendment Effective Date, be equal to the amount set forth opposite its name on the signature pages hereof. With respect to any Bank which is not a party to this First Amendment, by its execution and delivery of this First Amendment under the caption “Exiting Bank” on the signature pages hereof, such Bank agrees that it shall no longer be a “Bank” for any purpose of the Credit Agreement effective on the First Amendment Effective Date (provided that such Bank shall be entitled to its Facility Fees accrued on its Commitments through (but excluding) the First Amendment Effective Date payable on the Quarterly Payment Date next following the First Amendment Effective Date). This First Amendment shall, for the purpose of the definition of “Commitment” in Section 1.1 of the Credit Agreement, be an applicable amendment.

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SOUTHWEST AIRLINES CO.

By: /s/ Tammy Romo Name: Tammy Romo

Title: Vice President and Treasurer

$65,000,000 JPMORGA	N CHASE BANK, N.A., as a Bank, an Issuing Bank and as Administrative Agent By: /s/ Matthew H. Massie

Name: Matthew H. Massie Title: Managing Director

$65,000,000	CITICORP USA, INC., as a Bank and as Syndication Agent By: /s/ Gaylord C. Holmes

Name: Gaylord C. Holmes Title: Director

$50,000,000	BARCLAYS BANK PLC, as a Bank and as a Documentation Agent By: /s/ Nicholas Bell

Name: Nicholas Bell Title: Director

$50,000,000	SUNTRUST BANK, as a Bank and as a Documentation Agent By: /s/ Daniel S. Komitor

Name: Daniel S. Komitor Title: Director

UBS AG, STAMFORD BRANCH, as a Documentation Agent By: /s/ Irja R. Otsa

Name: Irja R. Otsa Title: Associate Director Banking Products Services, US

By: /s/ Salloz Sikka

Name: Salloz Sikka Title: Associate Director, Banking Products Services, US

$50,000,000	UBS LOAN FINANCE LLC By: /s/ Salloz Sikka

Name: Salloz Sikka Title: Associate Director, Banking Products Services, US

$35,000,000	BNP PARIBAS By: /s/ Henry F. Setina

Name: Henry F. Setina Title: Director

By: /s/ Jeff Tobeaux

Name: Jeff Tobeaux Title: Vice President

$35,000,000	DEUTSCHE BANK AG, NEW YORK BRANCH By: /s/ Oliver Schwarz

Name: Oliver Schwarz Title: Vice President

By: /s/ Hans-Josef Thiele

Name: Hans-Josef Thiele Title: Director

$35,000,000	MERRILL LYNCH BANK USA By: /s/ Louis Alder

Name: Louis Alder Title: Director

$35,000,000	MORGAN STANLEY BANK By: /s/ Daniel Twenge

Name: Daniel Twenge Title: Vice President

$35,000,000	SOCIÉTÉ GÉNÉRALE By: /s/ R.D. Boyd Harman

Name: R.D. Boyd Harman Title: Vice President

$35,000,000	WELLS FARGO BANK, N.A. By: /s/ Zachary S. Johnson

Name: Zachary S. Johnson Title: Vice President

$35,000,000	WILLIAM STREET COMMITMENT CORPORATION By: /s/ Mark Walton

Name: Mark Walton Title: Assistant Vice President

$25,000,000	COMERICA BANK By: /s/ Jeff P. Geisbauer

Name: Jeff P. Geisbauer Title: Corporate Banking Officer

$25,000,000	CREDIT SUISSE FIRST BOSTON (formerly known as Credit Suisse First Boston), acting through its Cayman Islands Branch By: /s/ Karl Studer

Name: Karl Studer Title: Director

By: /s/ Jay Chall

Name: Jay Chall Title: Director

$25,000,000	THE BANK OF TOKYO-MITSUBISHI, LTD. By: /s/ Douglas M. Barnell

Name: Douglas M. Barnell Title: Vice President & Manager

By: /s/ Brenda S. Trader

Name: Brenda S. Trader Title: Banking Officer

EXITING BANKS

THE ROYAL BANK OF SCOTLAND PLC
By: /s/ Maria Amaral-LeBlanc
Name: Maria Amaral-LeBlanc
Title: Senior Vice President